Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Industrial Income Trust, Inc.

We hereby consent to the incorporation by reference of our reports in the registration statement dated October 12, 2012 on the Post-Effective Amendment No. 2 to Form S-11 of Industrial Income Trust Inc. filed with the Securities and Exchange Commission as follows:

(i)	our report dated August 31, 2011, with respect to the statements of revenues and certain expenses for the year ended December 31, 2010 of the Chicago Industrial Portfolio, appearing in the Form 8-K/A filed September 2, 2011;

(ii)	our report dated August 31, 2011, with respect to the statements of revenues and certain expenses for the year ended December 31, 2010 of the Regional Distribution Portfolio, appearing in the Form 8-K/A filed September 2, 2011;

(iii)	our report dated February 28, 2012, with respect to the statements of revenues and certain expenses for the year ended December 31, 2010 of Chicago Industrial Portfolio (Building Nine) and Regional Industrial Portfolio, appearing in the Form 8-K/A filed February 28, 2012;

(iv)	our report dated June 13, 2012, with respect to the statement of revenues and certain expenses for the year ended December 31, 2011 of IN/PA Industrial Portfolio, appearing in the Form 8-K/A filed June 13, 2012; and

(v)	our report dated July 24, 2012, with respect to the statement of revenues and certain expenses for the year ended December 31, 2011 of Cactus Distributions Centers, appearing in the Form 8-K/A filed July 26, 2012.

We further consent to the reference to our firm under the heading “Experts” in the registration statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC

October 12, 2012

Denver, Colorado